                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              THE BISYS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                  13-3532663
(State or Other                                           (I.R.S. Employer
Jurisdiction of                                           Identification Number)
Incorporation or
Organization)
                                 150 Clove Road
                       Little Falls, New Jersey 07424-2136
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                              THE BISYS GROUP, INC.
                        ASSUMED EMPLOYEE STOCK OPTIONS
                            (Full Title of the Plan)

                                   ----------

                               KEVIN J. DELL, ESQ.
             Senior Vice President, General Counsel and Secretary
                              The BISYS Group, Inc.
                                 150 Clove Road
                       Little Falls, New Jersey 07424-2136
                     (Name and address of agent for service)

                                  (973)812-8600
          (Telephone number, including Area Code, of Agent for Service)

                                   ----------
                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
                                                       Proposed maximum    Proposed maximum
                                                      offering price per      aggregate
       Title of securities           Amount to be          share (2)      offering price (2)      Amount of
        to be registered            registered (1)                                            registration fee
=================================================================================================================
Common Stock, $.02 par value            148,795             $43.28125         $6,440,034           $1,900
(including Common Stock purchase        Shares
rights) (3)
=================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low prices reported on the Nasdaq National Market on September 25, 1998.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

                                EXPLANATORY NOTE


                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 to register shares of the Registrant's common stock, $.02 par value ("Common Stock"), issuable pursuant to the exercise of certain stock options ("Stock Options") held by employees of the Company who were former employees of Greenway Corporation ("Greenway"). Said Stock Options were assumed by the Company in connection with the Company's acquisition of Greenway by merger on September 16, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"), the documents containing the information specified in this Part I will be sent or given to holders of the Stock Options. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (file no. 0-19922), as amended, that contains audited financial statements for the Registrant's fiscal year ended June 30, 1998;

                  (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended June 30, 1998; and

                  (c) the description of Common Stock and purchase rights for shares of Common Stock associated with Common Stock set forth in the Company's registration statements on Form 8-A filed with the Commission pursuant to
Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant is organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

                  A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

                  Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions, or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

                  The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                              Description
- ------                              -----------

4.1 Amended and Restated Certificate of Incorporation of The BISYS Group, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-02932).

4.2 Amended and Restated By-laws of The BISYS Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 Commission File No. 0-19922).

4.3 Agreement and Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway Corporation, and the stockholders of Greenway Corporation named therein (incorporated herein by reference to Exhibit No. 2.1 to the Registrant's Current Report on Form 8-K for the date September 16, 1998, Commission File No. 0-19922).

4.4. Amendment No. 1 dated as of August 31, 1998 to Agreement and Plan of Merger dated as of August 21, 1998 among the Registrant, BI-Green Acquisition Corp., Greenway Corporation, and the stockholders of Greenway Corporation named therein (incorporated herein by reference to Exhibit No. 2.2 to the Registrant's Current Report on Form 8-K for the date September 16, 1998, Commission File No. 0-19922).

4.5*     Greenway Corporation Discretionary Stock Option Plan.

4.6*     Greenway Corporation Nonstatutory Stock Option Plan.

4.7* Form of Greenway Corporation Option Agreement covering stock options granted by Greenway Corporation prior to August 31, 1998 under Nonstatutory Stock Option Plan.

4.8* Form of Greenway Corporation Option Agreement covering stock options granted by Greenway Corporation on August 31, 1998 and subsequent thereto.

4.9 Rights Agreement dated as of May 8, 1997 by and between The BISYS Group, Inc. and The Bank of New York, as Rights Agent (including the form of Rights Certificate as Exhibit A) (incorporated by reference to
         Exhibit 2.1 of Form 8-A filed on May 8, 1997 with the Securities and Exchange Commission, Commission File No. 0-19922).

5*       Opinion of Shanley & Fisher, P.C.

23.1*    Consent of Shanley & Fisher, P.C. (included in Exhibit 5).

23.2*    Consent of PricewaterhouseCoopers LLP.

24*      Power of Attorney.



* Filed herewith.

ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on the 29th day of September, 1998.

                                              THE BISYS GROUP, INC.


                                              By:    Lynn J. Mangum
                                                     -------------------------
                                                       Lynn J. Mangum
                                                       Chairman of the Board and
                                                       Chief Executive Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                Signatures                              Title                                  Date
                ----------                              -----                                  ----


        Lynn J. Mangum                          Director, Chairman of the               September 29, 1998
- -----------------------------------
   Lynn J. Mangum                               Board and Chief Executive
                                                Officer (principal executive
                                                officer)


      Dennis R. Sheehan                         Executive Vice President and            September 29, 1998
- -----------------------------------
   Dennis R. Sheehan                            Chief Financial Officer
                                                (principal financial and
                                                accounting officer)


                      *                         Director                                September 29, 1998
- -----------------------------------
   Robert J. Casale


                      *                         Director                                September 29, 1998
- -----------------------------------
   Thomas A. Cooper


                      *                         Director                                September 29, 1998
- -----------------------------------
   Jay W. DeDapper


                      *                         Director                                September 29, 1998
- -----------------------------------
   John J. Lyons


                      *                         Director                                September 29, 1998
- -----------------------------------
   Thomas E. McInerney


                      *                         Director                                September 29, 1998
- -----------------------------------
   Neil P. Marcous

* Lynn J. Mangum hereby signs this Registration Statement on Form S-8 on behalf of each of the indicated persons for whom he is attorney-in-fact on September 29th, 1998 pursuant to a power of attorney filed herewith.



By:      Lynn J. Mangum
         ----------------
         Lynn J. Mangum
         Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION
- ------                     -----------

4.5      Greenway Corporation Discretionary Stock Option Plan.

4.6      Greenway Corporation Nonstatutory Stock Option Plan.

4.7 Form of Greenway Corporation Option Agreement covering stock options granted by Greenway Corporation prior to August 31, 1998 under Nonstatutory Stock Option Plan.

4.8 Form of Greenway Corporation Option Agreement covering stock options granted by Greenway Corporation on August 31, 1998 and subsequent thereto.

5        Opinion of Shanley & Fisher, P.C.

23.1     Consent of Shanley & Fisher, P.C. (included in Exhibit 5).

23.2     Consent of PricewaterhouseCoopers LLP.

24       Power of Attorney.